Exhibit 10.27

Rob Ashe

President and Chief Executive Officer
FY05 Compensation Plan

Effective Date: March 1, 2004 to February 28, 2005

Compensation Elements (All In US $)

Annual Base Salary	$400,000
Annual Incentive @ 100%	$350,000
Annual Total Target Income @ 100%	$750,000

General Terms

This package contains the details of your compensation plan for FY05. All compensation amounts are in US dollars

1)	The Human Resources Committee of the Cognos Board of Directors approved these terms on April 7, 2004.

2)	From March 1, 2004, the start of the FY05 fiscal year, until June 23, 2004, the date that you assume the role of Chief Executive Officer, your annual base salary rate will continue to be paid at $446,130 Canadian dollars. This is the converted annual base salary you received in FY04. ($300,000 USD converted to Canadian at the February 2003 conversion rate of US $1 = CDN $ 1.4871)

3)	For payroll purposes your approved new annual base salary will be converted to Canadian dollars using the month-end foreign exchange rate for February 2004. This rate is US $1 = CDN $ 1.3401. Therefore, your payroll rate will be CDN $536,040 for FY05. This rate of compensation will be effective on June 23, 2004 as you assume the role of President and Chief Executive Officer.

4)	Your actual FY05 incentive award will be determined by multiplying your annual incentive amount by the final FY05 approved corporate factor as determined by the Share in Success (SIS) company performance results. A copy of the FY05 approved SIS executive grid is attached.

5)	Your FY05 incentive award will be calculated in US dollars and, for payment purposes, converted to Canadian dollars using the same standard foreign exchange rate used for your FY05 annual base salary conversion.

6)	To be eligible to receive an FY05 incentive award you must remain employed by the company on February 28, 2005.

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FY05 Executive Incentive Grid (Share in Success Plan)

The grid is designed to reward achievement of plan on both metrics (Pre-tax Profitability and Revenue), and to discourage the achievement of one metric at the expense of the other. If threshold performance is not achieved on either metric, the payout is nil. There is a cap of 400% on the overall level of payout.

PAYOUT AS PERCENTAGE OF TARGET INCENTIVE

EXECUTIVE INCENTIVE GRID (DESCRIBED ABOVE) INTENTIONALLY DELETED

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